        As filed with the Securities and Exchange Commission on January 30, 1998
                                                       Registration No. 33-60586
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          CHIPS AND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    77-0047943
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

           2950 ZANKER ROAD, SAN JOSE, CALIFORNIA 95134 (408) 434-0600
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ------------------------

                           JEFFERY ANNE TATUM, ESQUIRE
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                2950 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134
               (Name and address of agent for service of process)

                                 (408) 434-0600
          (Telephone number, including area code, of agent for service)

                            ------------------------

                                    Copy to:
                              JOSEPH B. HERSHENSON
                        GRAY CARY WARE & FREIDENRICH LLP
                               400 HAMILTON AVENUE
                           PALO ALTO, CALIFORNIA 94301
                                 (650) 328-6561

                            DEREGISTRATION OF SHARES

        Pursuant to Registration Statement No. 33-60586 on Form S-8 (the "Registration Statement"), Chips and Technologies, Inc., a Delaware corporation (the "Company"), registered 500,000 shares of its Common Stock, $0.01 par value per share ("Common Stock"), issuable under the Company's Chips and Technologies, Inc. Employee Stock Purchase Plan (the "Plan"). The Company hereby removes from registration under the Registration Statement all of the shares of Common Stock which remain unissued in connection with the Plan.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on January 30, 1998.

                                       CHIPS AND TECHNOLOGIES, INC.


                                       By: /s/ JAMES F. STAFFORD
                                           ------------------------------------
                                           James F. Stafford
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 30, 1998.


Signature                           Title
---------                           -----
/s/ JAMES F. STAFFORD               President, Chief Executive Officer and
-------------------------------     Director (Principal Executive Officer)
James F. Stafford

/s/ TIMOTHY R. CHRISTOFFERSEN       Vice President and Chief Financial Officer
-------------------------------     (Principal Financial and Accounting Officer)
Timothy R. Christoffersen

/s/ GENE P. CARTER
-------------------------------     Director
Gene P. Carter

/s/ HENRI A. JARRAT
-------------------------------     Director
Henri A. Jarrat

/s/ BERNARD VONDERSCHMITT
-------------------------------     Director
Bernard Vonderschmitt

/s/ LESLIE L. VADASZ
-------------------------------     Director
Leslie L. Vadasz

/s/ ARVIND SODHANI
-------------------------------     Director
Arvind Sodhani


-------------------------------     Director
Cary I. Klafter

/s/ SUZAN A. MILLER
-------------------------------     Director
Suzan A. Miller

/s/ PATRICE C. SCATENA
-------------------------------     Director
Patrice C. Scatena